                                                                    EXHIBIT 99.2


                 [Member Letter - First Federal Bank letterhead]


                                                                   July XX, 2000


Dear Member:

         I am pleased to be writing to you during this historic time for First Federal Bank. Our Board of Directors has adopted a plan of conversion that will allow us to convert from mutual to stock form and organize a stock holding company which will offer its stock to our depositors as well as to the general public. The additional capital raised will allow us to continue to serve our communities, enhance our ability to expand the products and services we currently offer, and potentially expand into new markets.

         We are forwarding this packet of information to you for several reasons. First, we want our valued customers to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. The Question and Answer section at the beginning of the prospectus addresses many questions you may have concerning our plan of conversion.

         Second, we would like you to vote on our proposed conversion and stock offering. Our depositors and certain borrowers have the right to vote. Attached to the top of the blue and white order form is a proxy card. By signing the proxy card, detaching it and returning it in the enclosed blue envelope, your vote will be cast at a Special Meeting of Members to be held on August XX, 2000. The Board of Directors encourages you to vote "For" the conversion.

         Third, I invite you to consider investing in shares of our company. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the bank, the government or any other agency. You should read the entire prospectus carefully before deciding whether or not to invest in our company. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon, Central time, on XXXday, August XX, 2000 at a branch of the bank or at the conversion center located XXX. Please note that orders will be filled on a priority basis in accordance with the prospectus.

         In closing, I want to assure you that your deposits and loans with First Federal Bank will not change due to the conversion. There will be no change in the balance, interest rate or maturity of deposits or loans because of the conversion, and your deposits will continue to be insured by the Federal Deposit Insurance Corporation in the same capacity as before the conversion.

         If you have any questions about the conversion, please call our representatives at (xxx) xxx-xxxx or visit the conversion center between 9:00 a.m. and 5:00 p.m., Central time, Monday through Friday.

         Thank you for giving these matters your attention and timely consideration.

Sincerely,



James J. Stebor
President




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE STOCK ORDER FORM.

                                                                               M

             ("Dark Blue Sky" Letter- First Federal Bank Letterhead)


                                                                   July XX, 2000


Dear Member:

         I am pleased to be writing to you during this historic time for First Federal Bank. Our Board of Directors has adopted a plan of conversion that will allow us to convert from mutual to stock form and organize a stock holding company which will offer its stock to our depositors as well as to the general public. The additional capital raised will allow us to continue to serve our communities, enhance our ability to expand the products and services we currently offer, and potentially expand into new markets.

         We are forwarding this packet of information to you for primarily two reasons. First, we want our valued customers to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. The Question and Answer section at the beginning of the prospectus addresses many questions you may have concerning our plan of conversion.

         Second, we would like you to vote on our proposed conversion and stock offering. Our depositors and certain borrowers have the right to vote. Attached to the top of the blue and white order form is a proxy card. By signing the proxy card, detaching it and returning it in the enclosed blue envelope, your vote will be cast at a Special Meeting of Members to be held on August XX, 2000. The Board of Directors encourages you to vote "For" the conversion.

         Currently, we are conducting a stock offering to our depositors. However, the company is unable to offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should be considered neither an offer to sell nor a solicitation of an offer to buy the common stock of the company.

         In closing, I want to assure you that your deposits and loans with First Federal Bank will not change due to the conversion. There will be no change in the balance, interest rate or maturity of deposits or loans because of the conversion, and your deposits will continue to be insured by the Federal Deposit Insurance Corporation in the same capacity as before the conversion.

         If you have any questions about the conversion, please call our representatives at (xxx) xxx-xxxx or visit the conversion center located at XXX between 9:00 a.m. and 5:00 p.m., Central time, Monday through Friday.

         Thank you for giving these matters your attention and timely consideration.

Sincerely,



James J. Stebor
President




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE STOCK ORDER FORM.

                                                                               B

             [Closed Account Letter - First Federal Bank Letterhead]


                                                                   July XX, 2000


Dear Friend:

         I am pleased to be writing to you during this historic time for First Federal Bank. Our Board of Directors has adopted a plan of conversion that will allow us to convert from mutual to stock form and organize a stock holding company which will offer its stock to our depositors as well as to the general public. The additional capital raised will allow us to continue to serve our communities, enhance our ability to expand the products and services we currently offer, and potentially expand into new markets.

         We are forwarding this packet of information to you primarily for two reasons. First, we want our present and past customers to better understand our corporate strategy, business plan and vision for the future. Because you had a deposit account at First Federal Bank within the past year and a half, we are forwarding you this packet of information. I encourage you to read the enclosed Prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. The Question and Answer section at the beginning of the prospectus addresses many questions you may have concerning our plan of conversion.

         Second, I invite you to consider investing in shares of our company. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the bank, the government or any other agency. You should read the entire prospectus carefully before deciding whether or not to invest in our company. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon, Central time, on XXXday, August XX, 2000 at a branch of the bank or at the conversion center located in XXX. Please note that orders will be filled on a priority basis in accordance with the prospectus.

         If you have any questions about the conversion, please call our representatives at (xxx) xxx-xxxx or visit the conversion center between 9:00 a.m. and 5:00 p.m., Central time, Monday through Friday.

         Thank you for giving these matters your attention and timely consideration.

Sincerely,



James J. Stebor
President




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE STOCK ORDER FORM.

                                                                               F

    (Prospective Investor Letter - First Federal Bancshares, Inc. Letterhead)


                                                                   July XX, 2000


Dear Prospective Investor:

         I am pleased to be writing to you during this historic time for First Federal Bank. Our Board of Directors has adopted a plan of conversion that will allow us to convert from mutual to stock form and organize a stock holding company which will offer its stock to our depositors as well as to the general public. The additional capital raised will allow us to continue to serve our communities, enhance our ability to expand the products and services we currently offer, and potentially expand into new markets.

         We are forwarding on this packet of information to you primarily for two reasons. First, we want all prospective investors to better understand our corporate strategy, business plan and vision for the future. I encourage you to read the enclosed prospectus for a detailed discussion of our company including information regarding our conversion and stock offering. The Question and Answer section at the beginning of the prospectus addresses many questions you may have concerning our plan of conversion.

         Second, I invite you to consider investing in shares of our company. I want to emphasize, however, that shares of common stock are not insured or guaranteed by the bank, the government or any other agency. You should read the entire prospectus carefully before deciding whether or not to invest in our company. If you decide to purchase shares, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon, Central time, on XXXday, August XX, 2000 at a branch of the bank or at the conversion center located in XXX. Please note that orders will be filled on a priority basis in accordance with the prospectus.

         If you have any questions about the conversion, please call our representatives at (xxx) xxx-xxxx or visit the conversion center between 9:00 a.m. and 5:00 p.m., Central time, Monday through Friday.

         Thank you for giving these matters your attention and timely consideration.

Sincerely,



James J. Stebor
President and Chief Executive Officer




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE STOCK ORDER FORM.

                                                                               P

                     [Broker Dealer Letter - FBR Letterhead]


                                                                   July XX, 2000


To Whom It May Concern:


         Friedman, Billings, Ramsey & Co., Inc., or FBR, is assisting First Federal Bank in converting from mutual to stock form and organizing a stock holding company which will sell its shares of common stock to First Federal Bank's depositors and the general public. FBR is a full-service investment banking, research and institutional brokerage firm located outside of Washington, D.C. We are a member of the National Association of Securities Dealers, and our on-site professionals at the bank are registered representatives who are licensed to sell common stock.

         At the request of First Federal Bank, we are enclosing materials explaining the conversion and your opportunity to invest in shares of common stock being offered to customers and the community. Please read the enclosed offering materials carefully. The company has asked us to forward these documents to you in order to comply with the requirements of the securities laws in your state. If you would like to place an order for shares of common stock, please complete the enclosed blue and white stock order form and certification form and return it in the white return envelope with proper payment. We must receive all orders for stock by 12:00 noon, Central time, on XXXday, August XX, 2000 at a branch of the bank or at the conversion center located XXX. Please note that orders will be filled on a priority basis in accordance with the prospectus.

         If you have any questions about the conversion, please call our representatives at (xxx) xxx-xxxx or visit the conversion center between 9:00 a.m. and 5:00 p.m., Central time, Monday through Friday.

Very truly yours,


Friedman, Billings, Ramsey & Co., Inc.






THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY THE STOCK ORDER FORM.

                                                                               B


                                               FIRST FEDERAL BANCSHARES, INC.                         CONVERSION CENTER
                                                          LOGO                                        2001 Maine Street
                                               (Proposed Holding Company for                          Quincy, IL  62301
                                                    First Federal Bank)                                (XXX) XXX-XXXX

STOCK ORDER FORM & CERTIFICATION FORM:  Please read the Stock Order Form Instructions and Ownership Guide for assistance in completing this Stock Order Form.
----------------------------------------------------------------------------------------------------------------------------
DEADLINE: We must receive a properly executed Stock Order Form and Certification Form with the required payment on or before
12:00 noon, Central time, on August XX, 2000. We may not accept photocopied or faxed Stock Order Forms or Certification Forms.
----------------------------------------------------------------------------------------------------------------------------
NUMBER OF SHARES / AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------------------------------------
       (1)  NUMBER OF SHARES TO PURCHASE              PRICE PER SHARE                  (2)  TOTAL AMOUNT DUE

       ---------------------------------                                              --------------------------
                                               X          $10.00              =        $
       ---------------------------------                                              --------------------------
                 (minimum 25)

----------------------------------------------------------------------------------------------------------------------------
PURCHASE LIMITATIONS: If you choose to purchase shares of First Federal Bancshares, Inc., you must place an order for at least 25 shares ($250.00 worth). In most cases, each depositor or depositors on the same account, as well as certain borrowers, may place an order for up to 15,000 shares of common stock, which is equal to $150,000, in the subscription offering. In addition, each individual or entity may place an order for up to 15,000 shares of common stock, which is equal to $150,000, in the community offering. However, no person, either alone or together with associates or persons acting in concert with such person, may purchase, in the aggregate, more than 1.0% of the common stock offered, which equals 22,425 shares.

METHOD OF PAYMENT                                            PURCHASER INFORMATION
(3)  / / Enclosed is a check, bank draft or money            (5)  / / Check here if you were a depositor with at least
         order made payable to                                        $50.00 on deposit as of either October 31, 1998 or
         FIRST FEDERAL BANCSHARES, INC.                               June 30, 2000, or if you were a depositor at June 30,
         for $________________.                                       2000 or a borrower as of March 27, 1990 whose loans
                                                                      continue to be outstanding as of June 30, 2000. List
(4)  / / I authorize First Federal Bancshares, Inc.                   all the names on the account(s) and all the account
         to make the withdrawals from my First Federal                number(s) of those accounts you had at these dates to
         Bank account(s) shown below, and understand                  ensure proper identification of your purchase rights.
         that the amounts will not otherwise be                       Confirm account(s) by initialing here________.
         available for withdrawal:

         ACCOUNT NUMBER(S)             AMOUNT(S)                      ACCOUNT TITLE (NAMES ON ACCOUNTS)     ACCOUNT NUMBER

    ----------------------------- ---------------------               --------------------------------- --------------------
                                  $
    ----------------------------- ---------------------               ---------------------------------

    ----------------------------- ---------------------               --------------------------------- --------------------

    ----------------------------- ---------------------               ---------------------------------
         TOTAL WITHDRAWAL         $
                                  ---------------------               --------------------------------- --------------------


There is no penalty for early withdrawals used for           (6)  / / Check here if you are a director, officer or employee
this stock purchase.                                                  of First Federal Bank or a member of such person's
                                                                      immediate family.

----------------------------------------------------------------------------------------------------------------------------
(7) STOCK REGISTRATION      Form of stock ownership
      / / Individual             / / Uniform Transfer to Minors     / / Partnership
      / / Joint Tenants (WROS)   / / Uniform Gift to Minors         / / Individual Retirement Account (contact conversion center)
      / / Tenants in Common      / / Corporation                    / / Fiduciary/Trust (Under Agreement Dated __________)

  ---------------------------------------------------------- ---------------------------------------------------------------
  (8)  Name                                                  (9)      Social Security or Tax I.D.
  ---------------------------------------------------------- ---------------------------------------------------------------
       Name                                                           Daytime Telephone
  ---------------------------------------------------------- ---------------------------------------------------------------
       Street Address                                                 Evening Telephone
  ---------------------------------------------------------- ---------------------------------------------------------------

       City                  State     Zip Code                       County of Residence
  ---------------------------------------------------------- ---------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
(10)  / / NASD AFFILIATION (This section applies to those individuals who meet the   ---------------------------------------
delineated criteria) Check here if you are a member of the National Association       (11) / / ASSOCIATE- ACTING IN CONCERT
of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a      Check here, and complete the reverse
member of the immediate family of any such person to whose support such person        side of this form, if you, or any
contributes, directly or indirectly, or the holder of an account in which an          associates (as defined on the reverse
NASD member or person associated with an NASD member has a beneficial interest.       side of this form) or persons acting
To comply with conditions under which an exemption from the NASD's                    in concert with you, have submitted
Interpretation With Respect to Free Riding and Withholding is available, you          other orders for shares in the
agree, if you have checked the NASD affiliation box, (i) not to sell, transfer        offerings.
or hypothecate the stock for a period of 90 days following the issuance, and         ---------------------------------------
(ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
----------------------------------------------------------------------------------------------------------------------------
ACKNOWLEDGEMENT By signing below, I acknowledge receipt of the Prospectus dated _____ __, 2000 and the provisions therein and understand that I may not change or revoke my order once it is received by First Federal Bancshares, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. First Federal Bancshares, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number and the information provided on this order form given above is true, correct and complete and that I am purchasing for solely my own account and that there is no agreement or understanding regarding the sale or transfer of shares ordered hereby or my rights to subscribe for such shares; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

(12)   SIGNATURE Sign and date the form.  When purchasing    ---------------------------------------------------------------
as a custodian, corporate officer, etc., include your            Authorized Signature       Title (if applicable)      Date
full title.  An additional signature is required only
when payment is by withdrawal from an account that
requires more than one signature to withdraw funds.          ---------------------------------------------------------------
                                                                 Authorized Signature       Title (is applicable)      Date
YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS
OF THE PROSPECTUS.  THIS ORDER IS NOT VALID IF NOT SIGNED.
                                                             ---------------------------------------------------------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND OR GOVERNMENTAL AGENCY.
----------------------------------------------------------------------------------------------------------------------------
FOR OFFICE USE ONLY

Date Rec'd  ____/____/____ Order #________ Batch________ Check #________ Category________ Amount $__________Initials_______.
----------------------------------------------------------------------------------------------------------------------------

                            REMEMBER TO SIGN THE CERTIFICATION FORM ON THE REVERSE SIDE


                      (FIRST FEDERAL BANCSHARES, INC. LOGO)


ITEM (5)  -(continued)
    ACCOUNT TITLE (NAMES ON ACCOUNT)    ACCOUNT NUMBER       ACCOUNT TITLE (NAMES ON ACCOUNT)              ACCOUNT NUMBER
   ----------------------------------- ----------------      ------------------------------------------ --------------------
   ----------------------------------- ----------------      ------------------------------------------ --------------------
   ----------------------------------- ----------------      ------------------------------------------ --------------------
   ----------------------------------- ----------------      ------------------------------------------ --------------------

                                                             ---------------------------------------------------------------
ITEM (11) - (continued)                                       The term "associate," when used to indicate a relationship
List below all other orders submitted by you or your          with any person, is defined to mean (i) a corporation or
associates (as defined) or by persons acting in concert       organization (other than First Federal Bancshares, Inc. or
with you.                                                     First Federal Bank) of which such person is an officer or
                                                              partner or is, directly or indirectly, the beneficial owner
    NAME(S)                             NUMBER OF SHARES      of 10% or more of any class of equity securities, (ii) any
   ----------------------------------- ------------------     trust or other estate in which such person has a substantial
   ----------------------------------- ------------------     beneficial interest or as to which such person serves as
   ----------------------------------- ------------------     trustee or in a similar fiduciary capacity, provided, however,
   ----------------------------------- ------------------     that such term shall not include any tax qualified employee
   ----------------------------------- ------------------     stock benefit plan of First Federal Bancshares, Inc. or First
                                                              Federal Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary
                                                              capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of First Federal
                                                              Bancshares, Inc. or First Federal Bank or any of the
                                                              subsidiaries of the foregoing.
                                                             ---------------------------------------------------------------


                               CERTIFICATION FORM

      (This form must be dated and signed along with your dated and signed
                     Stock Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE (THE "COMMON STOCK") OF FIRST FEDERAL BANCSHARES, INC., THE PROPOSED HOLDING COMPANY FOR FIRST FEDERAL BANK, ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY FIRST FEDERAL BANCSHARES, INC., FIRST FEDERAL BANK OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision's Central Regional Director, Ronald N. Karr, at (312) 917-5000.

I further certify that, before purchasing shares of Common Stock of First Federal Bancshares, Inc., I received a copy of the Prospectus dated _______ ___, 2000, which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors":

     1. First Federal's return on equity will be below average after the conversion because of high capital levels.
     2.    Strong competition could hurt First Federal's profits.
     3.    First Federal's market area limits its growth potential.
     4.    A downturn in the local economy could hurt First Federal's profits.
     5. Commercial business loans increase the risk of First Federal's loan portfolio.
     6.    Changing interest rates could hurt First Federal's profits.
     7. Implementation of new benefit plans will increase First Federal's future compensation expense.
     8. Issuance of shares for benefits programs may reduce your ownership interest.
     9. Various factors could make takeover attempts that you want to occur more difficult to achieve.
     10. The recent poor performance of thrift stocks could negatively affect the price of First Federal Bancshares' common stock.
     11. Possible limited market for First Federal Bancshares' common stock may negatively affect the market price.
     12. First Federal Bancshares' stock price may decline when trading commences.


SIGNATURE                 DATE            SIGNATURE                  DATE
-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

NAME (PLEASE PRINT)                       NAME (PLEASE PRINT)
-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

(NOTE: ALL PARTIES NAMED AS REGISTERED OWNERS IN ITEM 8 ON THE REVERSE SIDE MUST
                          SIGN THE CERTIFICATION FORM)

                       FIRST FEDERAL BANCSHARES, INC. LOGO
                              109 East Depot Street
                           Colchester, Illinois 62326
                                 (309) 776-3225

--------------------------------------------------------------------------------
STOCK ORDER FORM INSTRUCTIONS
--------------------------------------------------------------------------------

ITEM 1 - Fill in the number of shares that you wish to purchase. If you choose to purchase shares of First Federal Bancshares, Inc., you must place an order for at least 25 shares ($250 worth). In most cases, each depositor or depositors on the same account, as well as certain borrowers, may place an order for up to 15,000 shares of common stock, which is equal to $150,000, in the subscription offering. In addition, each individual or entity may place an order for up to 15,000 shares of common stock, which is equal to $150,000, in the community offering. However, no person, either alone or together with associates or persons acting in concert with such person, may purchase in the aggregate more than 1.0% of the common stock offered, which equals 22,425 shares.

ITEM 2 - Calculate the total amount due by multiplying the number of shares you indicated in ITEM 2 by $10.00.

ITEM 3 - If you will be paying for your shares by check, bank draft, or money order, place a check in the box for ITEM 4 and write the amount in the blank space provided in ITEM 4. Enclose your check, bank draft, or money order with your order form. Checks should be made payable to FIRST FEDERAL BANCSHARES, INC.

You may pay with cash by bringing your completed order form into a branch of the bank and changing your cash for a bank check. DO NOT SEND CASH THROUGH THE MAIL.

ITEM 4 - To pay by withdrawal from a savings account or certificate of First Federal Bancshares, Inc., write the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each person must sign in the signature box in ITEM 12. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) you indicate, and the actual withdrawal will occur upon closing of the offering. You will continue to receive interest at the specified rate on your account until the funds are withdrawn. If a partial withdrawal reduces the balance of a certificate of deposit account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 - Check the box provided if you were a depositor with at least $50.00 on deposit as of either October 31, 1998 or June 30, 2000, or if you were a depositor at June 30, 2000 or a borrower as of March 27, 1990 whose loans continue to be outstanding as of June 30, 2000. To ensure proper identification of your purchasing rights, list all the names and account number(s) of those accounts you had on these dates. If you need additional space, you may continue in the spaces provided on the back of the order form.

ITEM 6 - Check the box provided if you are a director, officer or employee of First Federal Bank or a member of such person's immediate family.

ITEM 7 - Indicate the form of stock ownership by checking one of the boxes provided. Please refer to the reverse side of this form for detailed information about the various forms of stock ownership.

ITEM 8 - Complete the boxes provided by printing the name and address information of the person or entity that is purchasing the stock. Include first name, middle initial and last name for person's name. Multiple names may be listed, but only one address is needed. Do not use any titles or superfluous words such as "Mrs.", "Mr.", "Dr.", "special account", etc.

If the information requested in ITEM 8 is EXACTLY the same as the information imprinted at the top left of the form, you may indicate this by writing "Same as Above" on the first line in ITEM 8.

ITEM 9 - Fill in the social security number, telephone numbers and county of residence for the first person or entity listed in ITEM 8.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership as your account relationship is established. If you, as a qualified member, include a non-qualified member or a member in a lower priority category on your stock order, your priority will be lowered or eliminated.

ITEMS 10 AND 11 - See instructions on the stock order form.

ITEM 12 - Sign and date the stock order form. All people listed in ITEM 8 MUST sign in the space provided in ITEM 12 as well as in the CERTIFICATION FORM on the reverse side of the order form.

--------------------------------------------------------------------------------
OWNERSHIP GUIDE
--------------------------------------------------------------------------------

INDIVIDUAL

The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (WROS)

Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON

Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS/UNIFORM TRANSFER TO MINORS

For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age. See your legal advisor if you are unsure about the correct registration of your stock.

On the first "Name" line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "Name" line. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP

Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name and its tax I.D. Please contact the conversion center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT

Individual retirement account holders may make stock purchases using their deposits through a pre-arranged "trustee-to-trustee" transfer into a self-directed IRA at a brokerage firm. Please contact the conversion center AS SOON AS POSSIBLE if you would like to purchase shares through an IRA. There will be no early withdrawal or IRS penalties incurred by properly executed transactions.

FIDUCIARY/TRUST

Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first "Name" line, print the first name, middle initial and last name of the fiduciary, if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "Name" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

One the second "Name" line, print either the name of the maker, donor, testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.